Exhibit 5.02

12 November 2013

To:                             Board of Directors

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4

Ireland

Re:                             Alkermes plc

Form S-3 Registration Statement

Dear Sirs,

1.                                      Basis of Opinion

1.1                               We are acting as Irish counsel to Alkermes plc, registered number 498284, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at Connaught House, 1 Burlington Road, Dublin 4 (the “Company”), in connection with the Registration Statement on Form S-3 to be filed by the Company with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on or around the date hereof (the “Registration Statement”). We refer in particular to the Company’s (i) ordinary shares of US$0.01 nominal value per share (the “Ordinary Shares”) and (ii) preferred shares of US$0.01 nominal value per share (the “Preferred Shares”, together with the Ordinary Shares, the “Shares”) and (iii) debt securities as described in the Registration Statement (the “Debt Securities”) that may be issued by the Company pursuant to the Registration Statement.

1.2                               This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Documents (as defined in paragraph 1.3) or the transactions contemplated thereby.

1.3                               This Opinion is also strictly confined to:

(a)                                 the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)                                 the documents listed in the schedule to this Opinion (the “Documents”); and

(c)                                  the searches listed at 1.5 below.

We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents which may exist in relation to the Shares and Debt Securities, other than the Documents.

1.4                               For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.

1.5                               For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 11 November 2013 (together the “Searches”):

(a)                                 on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the Memorandum and Articles of Association of the Company, mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)                                 in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search; and

(c)                                  in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company.

1.6                               This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.

2.                                      Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1                               the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2                               when the Shares are allotted and issued pursuant to duly adopted resolutions of the board of directors of the Company (including resolutions duly adopted by the board approving powers of attorney appointing officers or senior executives of the Company as the lawful attorneys of the Company for the purposes of exercising the Company’s powers in respect of the allotment and issue of the Shares), the Shares shall be validly issued, fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such Shares);

2.3                               the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Debt Securities; and

2.4                               with respect to the Debt Securities, when the board of directors of the Company has taken all necessary corporate actions to approve the issuance thereof, the Debt Securities will be duly authorised under Irish law and the Memorandum and Articles of Association of the Company.

3.                                     Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and the Shares

3.1                               that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that the Registration Statement and amendments to the Registration Statement (including post-effective amendments) will have become effected under the Securities Act;

3.2                               that a complete prospectus supplement will have been prepared and filed with the SEC describing the Shares offered thereby;

3.3                               that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;

3.4                               that all securities offered and/or sold under the Registration Statement will be offered and/or sold in compliance with all applicable laws, including applicable U.S. federal and U.S. state securities laws, in the manner stated in the Registration Statement and any appropriate prospectus supplement;

3.5                               that a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;

3.6                               that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;

3.7                               that, at the time of issue of the Shares, the authority of the Company and the directors of the Company to issue the Shares, as provided for in the Articles of Association of the Company and the Companies Acts 1963 to 2012 of Ireland (the “Companies Acts”), is in full force and effect;

3.8                               that the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the Articles of Association of the Company and the Companies Acts and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired;

3.9                               that the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association of the Company, the Companies Acts and the terms of issue of such securities;

3.10                        that, at the time of issue of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares;

3.11                        that any offer and/or sale of Shares will be in compliance with the Companies Acts, the Irish Takeover Panel Act, 1997, Takeover Rules 2007 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;

3.12                        that as at the time of the offer and/or sale of the Shares, such offer and/or sale shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;

3.13                        that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and that no offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland;

3.14                        that any power of attorney granted by the Company in respect of the offer and/or sale of the Shares shall have been duly granted, approved and executed in accordance with the Company’s Articles of Association, the Companies Acts, the Powers of Attorney Act of 1996 of Ireland and all other applicable laws, rules and regulations;

Authenticity and bona fides

3.15                        the completeness and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatories, stamps and seals thereon;

3.16                        where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us;

3.17                        that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;

3.18                        that the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and acted in accordance with any of their duties, that all resolutions set out in such copies were duly passed and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof;

3.19                        that there is or was, at the relevant time of allotment of the Shares, no matter effecting the authority of the directors to issue and allot the Shares, not disclosed by the Memorandum and Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.20                        that the Memorandum and Articles of Association of the Company amended on 15 September 2011 are the current Memorandum and Articles of Association of the Company, are up to date and have not been amended or superseded and that there are no other terms governing the Shares other than the those set out in the Memorandum and Articles of Association of the Company;

Accuracy of Searches and warranties

3.21                        the accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search or enquiry been altered.  It should be noted that (a) the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for, (b) the position reflected by the Searches may not be fully up-to-date and (c) searches at the Companies Registration Office do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets;

3.22                        the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;

Solvency and Insolvency

3.23                        that (i) the Company was not unable to pay its debts within the meaning of Section 214 of the 1963 Act and Section 2 of the Companies (Amendment) Act 1990 or any analogous provision under any applicable laws immediately after the execution and delivery of the Documents; (ii) the Company will not, as a consequence of doing any act or thing which any Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company;

3.24                        that no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Financial Assistance

3.25                        that the Company is not, by entering into the Documents or performing its obligations thereunder, providing financial assistance in connection with a purchase or subscription of its shares or those of its holding company for the purpose of or which would be prohibited by Section 60 of the 1963 Act; and

Commercial Benefit

3.26                        that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

4.                                      Disclosure

This Opinion is addressed to you in connection with the registration of the Shares and Debt Securities with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement to be filed with the SEC. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

5.                                      No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours faithfully,

/s/ Arthur Cox
ARTHUR COX

SCHEDULE

Documents

1.                                      A copy of the form of the Registration Statement on Form S-3 to be filed by the Company with the SEC.

2.                                      A copy of the resolution of the board of directors of the Company dated 27 and 28 March 2013 approving the delegation to the Audit and Risk Committee of the board of directors the authority to approve financing transactions and to take such actions as are necessary for such transactions.

3.                                      A copy of the resolution of the Audit and Risk Committee of the board of directors of the Company dated 8 November 2013 regarding the approval and filing of the Registration Statement with the SEC.

4.                                      A copy of the shareholders’ resolution of the Company adopting the Memorandum and Articles of Association of the Company dated 15 September 2011.

5.                                      A copy of the resolution of the board of directors of the Company dated 16 September 2011.

6.                                      A corporate certificate of the secretary of the Company dated 12 November 2013.

7.                                      A copy of the Memorandum and Articles of Association of the Company in the form adopted by resolution of the shareholders of the Company on 15 September 2011.

8.                                      A copy of the Certificate of Incorporation of the Company dated 4 May 2011.

9.                                      A copy of the Certificate of Incorporation on re-registration as a public limited company dated 25 July 2011.

10.                               A copy of the Certificate of Incorporation of Change of Name of the Company dated 14 September 2011.

11.                               Letter of Status from the Irish Companies Registration Office dated 11 November 2013.